Exhibit (a)(3)


                             CERTIFICATE OF TRUST

                                      OF

                       ABC EXCHANGEABLE PREFERRED TRUST


          This Certificate of Trust of ABC Exchangeable Preferred Trust (the "Trust") is being duly executed and filed by the undersigned trustees of the Trust, dated as of July 6, 1998, for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

          The undersigned hereby certify as follows:

          1. Name. The name of the business trust is "ABC Exchangeable Preferred Trust".

          2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is One Rodney Square, 10th Floor, 10th and King Streets, in the City of Wilmington, County of New Castle 19801. The name of the Trust's registered agent at such address is RL&F Service Corp.

          3. Effective Date. This Certificate of Trust shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

          4. Other Matters. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

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          IN WITNESS WHEREOF,  the  undersigned,  being trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.




                                    By:  /s/ Donald J. Puglisi
                                        _______________________________________
                                          Donald J. Puglisi, as Trustee



                                    By:   /s/ William R. Latham III
                                         ______________________________________
                                           William R. Latham III, as Trustee



                                    By:   /s/ James B. O'Neill
                                         ______________________________________
                                           James B. O'Neill, as Trustee